SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

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                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

        Date of Report (Date of earliest event reported): April 24, 2002


                      AMERICAN MEDICAL SECURITY GROUP, INC.
             (Exact name of Registrant as specified in its charter)


               Wisconsin                                 1-13154
        (State of Incorporation)                 (Commission File Number)

                                   39-1431799
                      (I.R.S. Employer Identification No.)


        3100 AMS Boulevard, Green Bay, Wisconsin          54313
        (Address of principal executive offices)        (Zip Code)

                                 (920) 661-1111
              (Registrant's telephone number, including area code)


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ITEM 5.  OTHER EVENTS AND REGULATION FD DISCLOSURE.

         The following is a report of recent developments in two previously reported legal proceedings.

         In May 2001, the Florida Department of Insurance issued an administrative complaint against the Company's wholly owned subsidiary United Wisconsin Life Insurance Company ("UWLIC") challenging UWLIC's rating and other practices in Florida relating to its MedOne products. The complaint seeks penalties or other administrative actions including possible suspension or revocation of UWLIC's certificate of authority to do business in Florida. The case was presented to an Administrative Law Judge in a hearing held in January 2002 (the "Administrative Hearing").

         In February 2000, a complaint was filed against two of the Company's subsidiaries, American Medical Security, Inc. and UWLIC, by Evelyn Addison and others seeking certification of a statewide class action on behalf of certain individuals insured by or formerly insured by UWLIC ("Addison"). The plaintiffs alleged that UWLIC failed to follow Florida law in discontinuing writing certain health insurance policies and offering new policies in 1998, and that the Company wrongfully terminated coverage, improperly notified insureds of conversion rights and charged improper premiums for new coverage. It was also alleged that UWLIC's renewal rating methodology violates Florida law. Plaintiffs are seeking unspecified damages. A motion for class certification was granted by the Circuit Court, upheld by the Florida Court of Appeals, and is currently under review by the Florida Supreme Court. A bench trial on the liability issues of the Addison case was held in Circuit Court in March 2002.

         The Company believes that the two matters, although procedurally unrelated, arise from essentially the same set of facts and involve substantially similar legal issues. The substantially similar issues in the two cases include: (i) whether group coverage issued by the Company to individuals from 1993 to the present is exempt from most portions of Part VII of the Florida Insurance Code; (ii) whether the Company complied with Florida law when it discontinued certain coverage and replaced the discontinued coverage with certain other coverage in 1999; (iii) whether Florida law prohibits tier rating of out-of-state groups; and (iv) whether the Company properly notified insureds whose coverage had been discontinued of their rights to purchase conversion coverage.

         In a Recommended Order entered April 25, 2002, the Administrative Law Judge in the Administrative Hearing found in favor of the Company on all of the above issues and held that the evidence presented by the Florida Department of Insurance did not support a conclusion that UWLIC had violated any provisions of the Florida insurance statutes or regulations. The Administrative Law Judge recommended that all counts of the Department's administrative complaint be dismissed. The Recommended Order has been sent to the Commissioner of the Florida Department of Insurance for entry of a final order. The Commissioner must accept all of the findings of fact in the Recommended Order, but may make modifications to the conclusions of law.

         In a Final Judgment entered April 24, 2002, the Circuit Court in Addison, found against the Company on all of the above issues and ordered that the question of damages be tried before a jury at a time to be scheduled by the Circuit Court. The damages portion of the lawsuit is expected to be heard before a jury later this year.

         In light of the conflicting findings of the Administrative Law Judge and the Circuit Court Judge, the Company intends to request that the Court in Addison reconsider its ruling. If the ruling is not reconsidered, the Company intends to appeal the ruling at the conclusion of the damages phase of the trial.



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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                        AMERICAN MEDICAL SECURITY
                                        GROUP, INC.



Dated:   April 26, 2002                 /s/ Timothy J. Moore

                                        Timothy J. Moore
                                        Senior Vice President of Corporate
                                        Affairs, Secretary & General Counsel